EXHIBIT 5.1

                               Jenkens & Gilchrist           CHICAGO, ILLINOIS
                           A PROFESSIONAL CORPORATION         (312) 425-3900

                            2200 ONE AMERICAN CENTER           DALLAS, TEXAS
                               600 CONGRESS AVENUE            (214) 855-4500
                              AUSTIN, TEXAS 78701
                                                              HOUSTON, TEXAS
                                  (512)499-3800               (713) 951-3300
                            FACSIMILE (512) 404-3520
                                                         LOS ANGELES, CALIFORNIA
                                                               (310) 820-8800
       J. Rowland Cook
       (512) 499-3821                                       NEW YORK, NEW YORK
      rcook@jenkens.com         www.jenkens.com               (212) 704-6000

                                March 20, 2002              SAN ANTONIO, TEXAS
                                                              (210) 246-5000

                                                             WASHINGTON, D.C.
                                                              (202) 326-1500

Littlefield Corporation
2501 North Lamar Blvd
Austin, Texas 78705


Ladies and Gentlemen:

     We have acted as counsel to Littlefield Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Option Shares"), issued or issuable upon the exercise of options granted under the Company's 2002 Stock Option Plan (the "Option Plan"), 250,000 shares of the Company's Common Stock, $.001 par value per share (the "401(K) Shares"), issued or issuable under the Company's 401(K) Savings Plan (the "Savings Plan"), and 250,000 shares of the Company's Common Stock, $.001 par value per share (the "ESPP Shares"), issued or issuable under the Company's 2002 Employee Stock Purchase Plan (the "ESPP Plan"), together with interests in the Savings Plan and the ESPP Plan (collectively the "Plan Interests") pursuant to a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on or about March 20, 2002 (the "Registration Statement").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise, of such documents and records of the Company and such statutes, regulations and other instruments as we have deemed necessary or advisable for the purposes of this opinion, including (i) the Registration Statement, (ii) the Company's Certificate of Incorporation, as amended, as filed with the Secretary of State of the State of Delaware and (iii) the Bylaws of the Company, as amended.

     We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents.

                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION



March 20, 2002
Page 2


     Based on this firm's examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, this firm is of the opinion that the Company presently has available at least 1,500,000 shares of authorized but unissued Common Stock from which may be issued the Option Shares, 401(K) Shares, and ESPP Shares. Assuming that:

     (1) the outstanding shares are duly granted, and the shares to be granted in the future will be duly granted in accordance with the terms of the Option Plan, the Savings Plan, and the ESPP Plan, as applicable;

     (2) the Company maintains an adequate number of authorized but unissued shares or treasury shares available for issuance to those persons granted shares of Common Stock under the Option Plan, the Savings Plan, and the ESPP Plan, as applicable; and

     (3) the consideration for Common Stock issued pursuant to the Option Plan, the Savings Plan, and the ESPP Plan, as applicable, is actually received by the Company as provided in the Option Plan, the Savings Plan, and the ESPP Plan, as applicable, and exceeds the par value of such shares;

then the Option Shares, 401(K) Shares, ESPP Shares, and Plan Interests, as applicable that may be issued in accordance with the terms of the Option Plan, the Savings Plan, and the ESPP Plan, as applicable, will be, when and if issued, duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                     Sincerely,

                                                     JENKENS & GILCHRIST,
                                                     A Professional Corporation

                                                     By: /s/ J. Rowland Cook
                                                        ------------------------
                                                           J. Rowland Cook
                                                        For the Corporation